FISHMAN HAYGOOD PHELPS
WALMSLEY WILLIS & SWANSON, L.L.P.
201 ST. CHARLES AVENUE
46TH FLOOR
NEW ORLEANS, LOUISIANA 70170-4600
(504) 586-5252
FAX (504) 586-5250
EXHIBIT 5.1
July 1, 2010
Planet Beach Franchising Corporation
5145 Taravella Road
Marrero, Louisiana 70072

Re:	Registration of Units, Common Stock, and Warrants
Ladies and Gentlemen:
          At your request, we have examined the Registration Statement on Form S-1 (File No. 333-165879) (the “Registration Statement”) of Planet Beach Franchising Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering by the Company of (i) 3,750,000 newly issued units (“Firm Units”), each Unit consisting of one share of the Company’s authorized but unissued common stock, $0.0001 par value (“Common Stock”) and one redeemable Common Stock purchase warrant (the “Warrants”), (ii) up to 562,500 newly issued units pursuant to an option granted by the Company to the Underwriters solely to cover over-allotments, if any (the “Over-allotment Units” and, together with the Firm Units, the “Units”), (iii) up to 431,250 warrants to be issued to the representative of the several underwriters in connection with the offering (the “Representative’s Warrants”), (iv) up to 4,312,500 shares of Common Stock issuable upon exercise of the Warrants included in the Units, and (v) up to 431,250 shares of Common Stock issuable upon exercise of the Representative’s Warrants.
          We have examined the originals, or photo static or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons,

Planet Beach Franchising Corporation
July 1, 2010

the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
          Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that:
          1. The Firm Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
          2. If and to the extent the over-allotment option is exercised, the Over-allotment Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
          3. If and to the extent the Representative’s Warrants are exercised, the Common Stock contained therein, when issued, sold and delivered against payment therefor as described in the Representative’s Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.
          4. If and to the extent the Warrants are exercised, the Common Stock issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Warrants and the Registration Statement, will be validly issued fully paid and non-assessable.
          5. The Units, the Warrants underlying the Units, and the Representative’s Warrants when and to the extent issued, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
          With respect to the Units, the Warrants and the Representative’s Warrants only, this opinion is limited to the effect of the current state of the laws of Louisiana and the facts as they currently exist. With respect to the Common Stock only, this opinion is limited to the effect of the current state of the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

Planet Beach Franchising Corporation
July 1, 2010

          We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ FISHMAN HAYGOOD PHELPS
WALMSLEY WILLIS & SWANSON, L.L.P.